EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Emulex Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-40959, 333-56440, 333-01533, 333-52842, 333-101657, 333-110643, 333-120837, 333-133885, 333-133309, 333-139782, 333-137825, 333-100514, and 333-147870) on Form S-8 of Emulex Corporation of our reports dated August 19, 2008, with respect to the consolidated balance sheets of Emulex Corporation and subsidiaries as of June 29, 2008 and July 1, 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended June 29, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 29, 2008, which reports appear in the June 29, 2008, annual report on Form 10-K of Emulex Corporation.

Our report on the consolidated financial statements refers to changes in the Company’s method of accounting for uncertainty in income taxes in fiscal 2008 and stock-based compensation in fiscal 2006

/s/  KPMG LLP

Costa Mesa, California
August 19, 2008